Exhibit 99.1

Consent of Allen & Company LLC

The Board of Directors

Metromile, Inc.

425 Market Street, #700

San Francisco, California 94105

Irving, Texas 75039

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 8, 2021, to the Board of Directors of Metromile, Inc. (“Metromile”) as Annex B to, and reference to such opinion letter under the headings “SUMMARY — Opinion of Metromile’s Financial Advisor” and “THE MERGERS — Opinion of Metromile’s Financial Advisor” in, the proxy statement/prospectus relating to the proposed transaction involving Metromile and Lemonade, Inc. (“Lemonade”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Lemonade (the “Registration Statement”).  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Allen & Company LLC

ALLEN & COMPANY LLC

December 14, 2021